RESOURCE INTERNATIONAL, LTD

August 29, 2006

US Securities and Exchnage Commission

450 – 5th Street N W

Washington, DC 20549

Re:	Alliance Recovery Corporation (the “Company”)
Form SB2 Registration Statement

Dear Sir or Madam,

We hereby consent to the inclusion or incorporation in the Company’s Registration Statement on Form SB2 of our report dated June 30, 2006 entitled, “Alliance Recovery Corporation – Estimate of Value.”

Sincerely,

/s/ Michael E. Fiore

Michael E. Fiore, P.E.

President